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                                                                     EXHIBIT 4.4










                               NOVA CHEMICALS INC.




                            CAPITAL ACCUMULATION PLAN





                         EFFECTIVE AS OF JANUARY 1, 1997












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                               NOVA CHEMICALS INC.

                            CAPITAL ACCUMULATION PLAN

                                TABLE OF CONTENTS


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                                                                                                            PAGE NO.

INTRODUCTION               ...................................................................................1

SECTION 1         DEFINITIONS
                  1.1      Account............................................................................3
                  1.2      Administrator......................................................................3
                  1.3      Affiliated Company.................................................................3
                  1.4      Annual Earnings....................................................................3
                  1.5      Beaver Valley Bargaining Unit......................................................4
                  1.6      Board..............................................................................4
                  1.7      Code...............................................................................4
                  1.8      Committee..........................................................................4
                  1.9      Company or Employer................................................................4
                  1.10     Compensation.......................................................................4
                  1.11     Effective Date.....................................................................4
                  1.12     Elective Deferrals.................................................................5
                  1.13     Eligible Employee..................................................................5
                  1.14     Employee...........................................................................5
                  1.15     ERISA..............................................................................6
                  1.16     Highly Compensated Employee........................................................6
                  1.17     Highly Compensated Group...........................................................7
                  1.18     Hour of Service....................................................................7
                  1.19     Indian Orchard Bargaining Unit.....................................................9
                  1.20     NOVA Corporation...................................................................9
                  1.21     NOVA Chemicals Stock Fund..........................................................9
                  1.22     NOVA Stock Fund....................................................................9
                  1.23     Participant........................................................................10
                  1.24     Plan...............................................................................10
                  1.25     Plan Year..........................................................................10
                  1.26     Salary Reduction Agreement.........................................................10
                  1.27     Splitoff Effective Date............................................................10
                  1.28     TransCanada Stock Fund.............................................................10
                  1.29     Trust..............................................................................11
                  1.30     Trust Agreement....................................................................11
                  1.31     Trustee............................................................................11
                  1.32     Union..............................................................................11
                  1.33     Valuation Date.....................................................................11
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
SECTION 2         PARTICIPATION - ELIGIBILITY
                  2.1      Participation......................................................................12
                  2.2      Notice of Eligibility..............................................................12
                  2.3      Termination of Participation.......................................................12
                  2.4      Contributions During Period of Military Leave......................................13

SECTION 3         PARTICIPANTS' ELECTIVE DEFERRALS
                  3.1      Participants' Elections............................................................14
                  3.2      Contribution of Elective Deferrals.................................................15
                  3.3      Annual Dollar Limitation...........................................................15
                  3.4      Actual Deferral Percentage Tests...................................................16
                  3.5      Return of Elective Deferrals to Participants.......................................16
                  3.6      Treatment of Certain Family Participants...........................................18

SECTION 4         COMPANY CONTRIBUTION
                  4.1      Company Contribution...............................................................19
                  4.2      Participants Excluded from Contribution............................................19
                  4.3      Actual Contribution Percentage Test................................................19
                  4.4      Distribution of Excess Contributions...............................................20
                  4.5      Section 415 Limitations............................................................21
                  4.6      Nonelective Contributions..........................................................23
                  4.7      Contributions Conditioned on Tax Deductibility.....................................23
                  4.8      Return of Contributions............................................................23
                  4.9      Payment of Expenses................................................................24

SECTION 5         INVESTMENT OF PARTICIPANTS' ACCOUNTS
                  5.1      Participants' Accounts.............................................................25
                  5.2      Investment of Elective Deferrals...................................................25
                  5.3      Change in Investment Options.......................................................26
                  5.4      Investment of Company Contributions................................................27
                  5.5      Voting of NOVA Corporation Stock, NOVA Chemicals
                           Corporation Stock and TransCanada PipeLines
                           Limited Stock......................................................................27
                  5.6      Title of Investments...............................................................28
                  5.7      Allocation of Trust Earnings and Valuation
                           of Trust Investments...............................................................29
                  5.8      Investment Advisory Fees...........................................................29
                  5.9      Valuation of Funds.................................................................29

SECTION 6         WITHDRAWALS DURING EMPLOYMENT DUE TO FINANCIAL HARDSHIP
                  6.1      Application for Withdrawal due to Financial Hardship...............................30
                  6.2      Basis for Hardship Withdrawal......................................................30
                  6.3      Payment of Hardship Withdrawal.....................................................31
                  6.4      Condition to Receipt of Hardship Withdrawal........................................31
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                                                                                                            PAGE NO.

SECTION 7         PAYMENTS ON TERMINATION OF COMPANY EMPLOYMENT,
                  DIVORCE OR OTHER REASONS
                  7.1      Termination of Employment..........................................................33
                  7.2      Death..............................................................................34
                  7.3      Divorce............................................................................36
                  7.4      Direct Rollovers...................................................................36
                  7.5      Notice.............................................................................37
                  7.6      Distributions......................................................................38
                  7.7      Distribution of Benefits...........................................................38
                  7.8      Missing Persons....................................................................38
                  7.9      Payments to Minors and Incompetents................................................39

SECTION 8         PLAN OPERATION AND ADMINISTRATION
                  8.1      Company............................................................................40
                  8.2      Administrator......................................................................40
                  8.3      Committee..........................................................................43
                  8.4      Information from Participants......................................................45
                  8.5      Claims for Benefits................................................................45
                  8.6      Finality of Action.................................................................47
                  8.7      Expenses...........................................................................47

SECTION 9         FIDUCIARY PROVISIONS
                  9.1      Named Fiduciaries..................................................................48
                  9.2      Responsibility of Fiduciary........................................................48
                  9.3      Allocation and Delegation of Fiduciary Duties......................................48
                  9.4      Multifiduciary Status..............................................................49
                  9.5      Immunities.........................................................................49

SECTION 10        AMENDMENT AND TERMINATION OF THE PLAN
                  10.1     Amendment..........................................................................51
                  10.2     Termination........................................................................52
                  10.3     Valuation of Assets................................................................52
                  10.4     Distribution of Assets.............................................................52

SECTION 11        MISCELLANEOUS PROVISIONS
                  11.1     Headings...........................................................................54
                  11.2     Plan Voluntary.....................................................................54
                  11.3     Plan Not Contract of Employment....................................................54
                  11.4     Vested Right.......................................................................54
                  11.5     Severability.......................................................................54
                  11.6     General Undertaking................................................................54
                  11.7     Spendthrift........................................................................55
                  11.8     Number and Gender..................................................................55
                  11.9     Governing Law......................................................................55
                  11.10    Merger, Consolidation, and Transfer of Assets......................................55
                  11.11    Transfer of Assets to or Receipt of Assets from Qualified Plans....................55
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
                  11.12    Interpretation of Plan.............................................................56
                  11.13    Satisfaction of Claims.............................................................56

SECTION 12        LOANS TO PARTICIPANTS
                  12.1     General............................................................................57
                  12.2     Eligibility........................................................................57
                  12.3     Loan Amount........................................................................57
                  12.4     Rules Relating to Loans............................................................57

SECTION 13        TRANSFERS FROM OTHER PLANS
                  13.1     Transfers from Other Qualified Plans...............................................61
                  13.2     Transfers From Individual Retirement Accounts......................................61
                  13.3     Participation......................................................................61
                  13.4     Administration.....................................................................62




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                               NOVA CHEMICALS INC.
                            CAPITAL ACCUMULATION PLAN

                                  INTRODUCTION


This Plan shall be known as the NOVA Chemicals Inc. Capital Accumulation Plan (the "Plan"). On and before December 31, 1999, the Plan was known as the NOVA Chemicals Inc. Capital Accumulation Plan for Beaver Valley Hourly Employees. The Plan was adopted effective October 1, 1996 and includes account balances and associated loans that were transferred from an ARCO Chemical Company plan as part of the acquisition of the Beaver Valley facility by NOVA Chemicals Inc.

Effective January 1, 2000 the Plan was amended to include as Eligible Employees, employees regularly employed by the Company's Indian Orchard Plant whose terms of employment are covered by a Collective Bargaining Agreement with the Indian Orchard Bargaining Unit.

The Plan was amended and restated for the benefit of the Eligible Employees of the entities described herein and to reflect the changes necessitated by the Uruguay Rounds Agreement Act, the Uniformed Services Employment and Reemployment Rights Act, the Small Business Job Protection Act of 1996, the Taxpayer Relief Act of 1997, the Retirement Reconciliation Act of 1998, and the Consolidated Appropriations Act of 2001 (collectively referred to as "GUST"), and the Regulations and other IRS guidance promulgated thereunder, effective retroactive to January 1, 1997 or such other dates as required or permitted by GUST and as stated in this restated Plan.

The purpose of the Plan is to encourage employee savings and to provide a facility for accumulation of funds to be used to provide benefits payable to an employee upon his or her retirement, death, disability, termination of employment, or certain other occasions. It is intended that this Plan and Trust meet the requirements of the Employee Retirement Income Security Act of 1974 ("ERISA"), be qualified and exempt under Sections 401(a) and 501(a) of



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the Internal Revenue Code of 1986 (the "Code") as amended from time to time, and to meet the requirements of Section 401(k) of the Code.



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                                    SECTION 1
                                   DEFINITIONS

1.1 ACCOUNT means a separate account maintained by the Trustee for each Participant consisting of (a) one subaccount to which is allocated the Participant's Elective Deferrals, as adjusted for earnings and withdrawals, and realized and unrealized gains and losses attributable thereto; and (b) a second subaccount to which is allocated the Company's contributions as adjusted for earnings and withdrawals, and realized and unrealized gains and losses attributable thereto. These subaccounts shall include funds transferred to the Plan pursuant to
         Section 13, as adjusted for earnings and withdrawals, and realized and unrealized gains and losses attributable thereto.

1.2 ADMINISTRATOR means the Company. The powers and duties of the Administrator are outlined in Section 8.

1.3 AFFILIATED COMPANY means any corporation included with the Company in a controlled group of corporations as determined under Code Section 414(b) or a trade or business under common control with the Company as determined under Code Section 414(c), any organization which is a member of an affiliated service group as determined under Code Section 414(m) and any other organization required to be included under Code
         Section 414(o), but only during the period such corporation, organization, or trade or business is, as applicable, under common control with the Company or in a controlled group of corporations with the Company.

1.4 ANNUAL EARNINGS means the amount of base salary or wages, excluding overtime, incentive payments, commissions, bonuses, any payments or contributions by an Employer from or to the Plan, whether cash or otherwise, severance pay, and all other compensation paid in a form other than cash which an Employer does not consider to be salary, expressed in United States currency, paid by an Employer, to an Employee in any Plan Year while a Participant. Effective for Plan Years beginning after December 31, 1997, Annual Earnings shall also include Elective Deferrals under Code Section



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         402(g)(3), including but not limited to, deferred income contributions under this Plan, salary reduction contributions under the Company's Flexible Benefits Program and effective January 1, 1997 any salary reduction deferrals to a transit reimbursement program that are not includable in the gross income of the Employee by reason of Code
         Section 132(f)(4). The maximum annual amount that will be recognized as Annual Earnings is the amount adjusted for cost of living increases as permitted under Code Section 401(a)(17) and regulations thereunder.

1.5 BEAVER VALLEY BARGAINING UNIT means effective on or about January 1, 1999 the Paper, Allied Industrial, Chemical Energy Workers International Union, Local 2-0074 (for Plan Years prior to January 1, 1999 the Oil, Chemical and Atomic Workers International Union, Local 8-74).

1.6      BOARD means the Board of Directors of NOVA Chemicals Inc.

1.7 CODE means the Internal Revenue Code of 1986, as the same may be amended from time to time hereafter.

1.8 COMMITTEE means the Committee appointed pursuant to Section 8 of this Plan.

1.9 COMPANY OR EMPLOYER means NOVA Chemicals Inc. Employer means the Company and such of its Affiliated Companies whose Employees are included in this Plan upon authorization of the Board and adoption of this Plan by the board of directors of such authorized Affiliated Company.

1.10 COMPENSATION means, for the purpose of determining Code Section 415 limits, compensation as it is defined in Code Section 415(c)(3).

1.11 EFFECTIVE DATE means for this amended and restated Plan, January 1, 1997 unless otherwise indicated, except that the effective date of changes required by:



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         (i)      the Uniformed Services Employment and Reemployment Rights Act
                  are effective as of December 12, 1994;

         (ii) the Uruguay Rounds Agreement Act are effective as of January 1, 1996;

         (iii) the Small Business Jobs Protection Act are effective as of January 1, 1997;

         (iv)     the Tax Reform Act of 1997 are effective as of January 1,
                  1998;

         (v) the Retirement Reconciliation Act of 1998 are effective as of January 1, 1999; and

         (vi) the Consolidated Appropriations Act of 2001 are effective as of January 1, 1997.

         The original Effective Date of this Plan is October 1, 1996.

1.12 ELECTIVE DEFERRALS means reductions pursuant to a Salary Reduction Agreement, in whole percentages from one percent through 15 percent of a Participant's Annual Earnings, which amounts are transferred by the Company to the Trustee of the Plan.

1.13 ELIGIBLE EMPLOYEE means any Employee who (a) is either regularly employed by the Company's Beaver Valley Plant and whose terms of employment are covered by a collective bargaining agreement with the Beaver Valley Bargaining Unit; or (b) effective on and after January 1, 2000, is regularly employed by the Company's Indian Orchard Plant and whose terms of employment are covered by a collective bargaining agreement with the Indian Orchard Bargaining Unit.

1.14 EMPLOYEE means an individual employed by an Employer or Affiliated Company, and shall include leased employees within the meaning of Code
         Section 414(n)(2).

         Notwithstanding the foregoing, the term "Employee" shall not include leased employees if such leased employees constitute less than 20% of the Employer's nonhighly



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         compensated work force within the meaning of Code Section 414(n)(5)(A), and such leased employees are covered by a money purchase pension plan as described in Code Section 414(n)(5)(B).

         An Employee shall not include any person who is not classified for the relevant eligibility period by the Employer on its payroll records as an Employee of the Employer or an Affiliated Company under Code Section 3121(d) (including, but not limited to a person classified as an independent contractor, a non-employee consultant, or as an employee of any other entity) even if such classification is determined to be erroneous, or is retroactively revised by a governmental agency, by court order or as a result of litigation, or otherwise. In the event the classification of a person who was excluded from the classification of Employee under the preceding sentence is determined to be erroneous or is retroactively revised, the person shall nonetheless continue to be excluded from treatment as an Employee for all periods prior to the date the Employer, or an Affiliated Company, specifically determines for the purpose of eligibility to participate in the Plan that its classification of the person was erroneous or should be revised.

1.15 ERISA means the Employee Retirement Income Security Act of 1974, as the same may be amended from time to time hereafter.

1.16 HIGHLY COMPENSATED EMPLOYEE means any Employee who at any time during the current or preceding Plan Year:

                  (a) was a 5% owner at any time during the Plan Year or the preceding Plan Year; or

                  (b)      for the preceding Plan Year:

                           (1) received Compensation in excess of $80,000 as adjusted pursuant to Code Section 415(d), but using the calendar quarter ending September 30, 1996 as the base period; and



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                           (2)      if the Company elects the application of
                                    this clause for such preceding year; was among the highest 20% of Employees when ranked by Compensation paid for such year, including, for purposes of determining the number of such Employees, such Employees as the Administrator may determine on a consistent basis pursuant to Code Section 414(q).

         In any event, the determination of a Highly Compensated Employee shall be made pursuant to Section 414(q) of the Code and regulations issued thereunder.

1.17 HIGHLY COMPENSATED GROUP means the group of Highly Compensated Employees who are also Eligible Employees as defined herein.

1.18     HOUR OF SERVICE means:

         (a) Each hour for which an Employee is paid, or entitled to payment, for the performance of duties for the Company during the computation period in which the duties are performed;

         (b) Each hour for which an Employee is paid, or entitled to payment, by the Company on account of a period of time during which no duties are performed (irrespective of whether the employment relationship has terminated) due to vacation, holiday, illness, incapacity (including disability), layoff, jury duty, military duty or leave of absence (Including such leaves as covered under The Family and Medical Leave Act of
                  1993); and

         (c) Each hour for which back pay, irrespective of mitigation of damages, is either awarded or agreed to by the Company. Such hours shall be credited to the Employee for the computation period or periods to which the award or agreement pertains and where crediting is with respect to periods described under


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                  Subparagraph 1.15(b), it shall be subject to the limitations applicable under that Subparagraph.

         (d) An Employee will be credited with 200 Hours of Service, to the extent required by Federal law, for each month during which the Employee is on active duty in the Armed Forces of the United States and for which the Employee is not paid or entitled to be paid by the Company.

         (e) Hours credited for any period under any provision of this Paragraph 1.15 may not also be credited for the same period under any other provisions of this Plan. Hours shall be credited under Subparagraphs 1.15(a) through (c) pursuant to U.S. Department of Labor Regulations under 29CFR Section 2530.200b-2, which are incorporated herein by this reference.

         (f) For all purposes under the Plan, an Employee shall be credited with 200 Hours of Service for each calendar month in which the Employee would otherwise be credited with one or more Hours of Service.

         (g) Solely for purposes of determining whether a break in service has occurred in a computation period, and to the extent it does not duplicate Hours of Service credited under any other provision of this Paragraph 1.15, an individual who is absent from work for maternity or paternity reasons shall receive credit for the Hours of Service which would otherwise have been credited to such individual but for such absence, or in any case in which such hours cannot be determined, eight Hours of Service per day of such absence. For purposes of this subparagraph, an absence from work for maternity or paternity reasons means an absence which is (i) by reason of the pregnancy of the individual; (ii) by reason of a birth of a child of the individual; (iii) by reason of the placement of a child with the individual in connection with the adoption of the child by such individual; or (iv) for purposes of caring for such child for a period beginning immediately following such birth or placement. The Hours of Service credited under this subparagraph shall be



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         credited within the computation period in which the absence begins if the crediting is necessary to prevent a break in service in that period, or in all other cases, in the following computation period.

1.19 INDIAN ORCHARD BARGAINING UNIT means the Electronic, Electrical, Salaried, Machine and Furniture Workers, AF of L-CIO, Local 288-A.

1.20 NOVA CORPORATION means NOVA Corporation, a Canadian corporation of which the Company is a wholly-owned subsidiary.

1.21 NOVA CHEMICALS STOCK FUND means a separate fund within the Trust for the Plan composed of issued and outstanding common shares in the capital stock of NOVA Corporation on the effective date of the Plan of Arrangement involving NOVA Chemicals Inc. and its common shareholders and TransCanada PipeLines Limited ("TransCanada") pursuant to an agreement entered into between NOVA Corporation and TransCanada dated January 24, 1998, as amended, which Plan of Arrangement was approved at a meeting of the said common shareholders held on June 29, 1998, or as such fund may be subsequently consolidated or subdivided, and any other shares resulting from redemption or change of such shares or resulting from amalgamation, consolidation or mergers of NOVA Corporation.

1.22 NOVA STOCK FUND means a separate fund within the trust fund for the Plan composed of issued and outstanding common shares in the capital stock of NOVA Corporation, and any other shares resulting from redemption or change of such shares or resulting from amalgamation, consolidation or mergers of NOVA Corporation.

1.23 PARTICIPANT means an Eligible Employee who has qualified for participation in accordance with the requirements of this Plan.

1.24 PLAN means the NOVA Chemicals Inc. Capital Accumulation Plan as set forth herein, and any amendments thereto.



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1.25     PLAN YEAR means the 12-month period commencing on January 1 of each calendar year and ending on the immediately following December 31 except that the first Plan Year shall be the period October 1, 1996 through December 31, 1996.

1.26 SALARY REDUCTION AGREEMENT means an agreement entered into between the Participant and the Company or an Employer, and by which the Participant agrees to accept a reduction in Annual Earnings from the Company or an Employer equal to any whole percentage, per payroll period, not to exceed 15 percent. This agreement shall apply to each payroll period during the period it is in effect in which the Participant receives Annual Earnings. In consideration of such agreement, the Company or an Employer will transfer to the Participant's Elective Deferral subaccount the amount of the Elective Deferral at the time that regular salary payments are made to its Employees.

1.27 SPLITOFF EFFECTIVE DATE means the date as of which the Plan of Arrangement dated January 24, 1998, as amended, involving NOVA Corporation and its common shareholders and TransCanada PipeLines Limited is effective with respect to the exchange of the common shares in the capital stock of NOVA Chemicals for shares of capital stock of each of NOVA Chemicals Corporation and TransCanada PipeLines Limited.

1.28 TRANSCANADA STOCK FUND means a separate fund within the trust fund for the Plan composed of issued and outstanding common shares in the capital stock of TransCanada PipeLines Limited ("TransCanada") on the effective date of the Plan of Arrangement involving NOVA Corporation and its common shareholders and TransCanada pursuant to an agreement entered into between NOVA Corporation and TransCanada dated January 24, 1998, as amended, which Plan of Arrangement was approved at a meeting of the said common shareholders held on June 29, 1998, or as subsequently consolidated or subdivided, and any other shares resulting from redemption or change of such shares or resulting from amalgamation, consolidation or mergers of TransCanada.



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1.29     TRUST means the Trust created and maintained pursuant to the Trust
         Agreement executed in furtherance of this Plan.

1.30 TRUST AGREEMENT means the agreement of Trust between the Company and Trustee executed in furtherance of the Plan, as may be amended from time to time hereafter.

1.31 TRUSTEE means the persons or corporations, or both, designated by agreement of Trust between them and the Company to hold contributions from the Company, Deferrals of Participants, transfers pursuant to
         Section 13, investments thereof and earnings thereon. The duties and responsibilities of the Trustee shall be those set forth in the Trust Agreement.

1.32 UNION means both the Beaver Valley Bargaining Unit and the Indian Orchard Bargaining Unit, unless the context provides otherwise.

1.33 VALUATION DATE means the last day of each calendar quarter and any other date designated as a Valuation Date by the Administrator.



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                                    SECTION 2
                           PARTICIPATION - ELIGIBILITY


2.1 PARTICIPATION. An Eligible Employee shall become a Participant on the Employee's date of employment or, if later, the date as of which an Employee becomes an Eligible Employee.

2.2 NOTICE OF ELIGIBILITY. The Administrator shall advise the service provider as to the date an Employee becomes a Participant. The Administrator shall resolve questions regarding the eligibility of any Employee. The decision of the Administrator as to such Employee's eligibility shall be binding upon the Company, the Employees, the Participants, the beneficiaries, and any and all other persons having or claiming any interest hereunder.

2.3      TERMINATION OF PARTICIPATION.

         (a)      An Employee's membership shall terminate upon:

                  (i) death, total disability (as such term is defined under the terms of the Company's long-term disability policy), dismissal, retirement or termination of employment with the Company and all of its U.S. Affiliated Companies for any other reason;

                  (ii) continuation of a Participant's employment with an acquiring Employer in conjunction with a sale to the acquiring Employer of substantially all of the assets used by the Company or any Affiliated Companies in a trade or business which such entity conducts; or

                  (iii) a disposition of the Company's interest in an Affiliated Company when the Participant continues employment with such Affiliated Company.



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         (b)      A Participant may not voluntarily terminate eligibility for participation in this Plan during active employment with the Company.

         (c) If a Participant transfers to an Affiliated Company which is not participating in this Plan, or to an employment classification excluded from Plan participation, the Participant's Account shall not be distributed until the Participant has terminated employment with the Company and all of its U.S. Affiliated Companies or is involved in a sale described in Subparagraph 2.3(a)(ii) or (iii).

2.4 CONTRIBUTIONS DURING PERIOD OF MILITARY LEAVE. Notwithstanding any provision of this Plan to the contrary, effective on and after December 12, 1994 contributions, benefits and service credits for eligibility, vesting and participation with respect to qualified military service will be provided in accordance with Code Section 414(u).





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                                    SECTION 3
                        PARTICIPANTS' ELECTIVE DEFERRALS

3.1 PARTICIPANTS' ELECTIONS. Each Participant who is an Employee may enter into a Salary Reduction Agreement with the Company providing for withholding of Elective Deferrals from each of the Participant's regular paychecks at a rate of one percent to 15 percent of the Participant's Annual Earnings, in whole percentages. A Salary Reduction Agreement shall remain in effect until changed by the Participant.

         A Participant's election shall be made in the manner prescribed by the Administrator. Once during a calendar year, a Participant may change the Participant's election with respect to the Participant's rate of future contributions by giving notice in such manner as is prescribed by the Administrator. Such changes shall be effective as of the payroll period beginning after the date of receipt of such notice by the Administrator or as soon as practicable thereafter.

         In the event of a change in the Participant's Annual Earnings, the percentage of his or her Annual Earnings that he or she has authorized as his or her Elective Deferrals shall be applied as soon as practicable with respect to such changed Annual Earnings without action by the Participant.

         A Participant's Elective Deferrals made under this Section 3.1 shall be subject to the limitations of Paragraphs 3.3, 3.4 and 4.5.

         Notwithstanding the foregoing, effective June 1, 2001, Participants whose terms of employment are covered by the collective bargaining agreement with the Beaver Valley Bargaining Unit may change the rate of their deferral election with respect to their rate of future contributions once each month. A Participant shall be deemed to have changed the rate of his deferral election by the Participant giving notice in such manner as is prescribed by the Administrator. Such changes shall be effective as of the payroll period beginning after the date of receipt of such deferral election notice by the Administrator or



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         as soon as administratively practicable thereafter.

3.2 CONTRIBUTION OF ELECTIVE DEFERRALS. The Company shall pay to the Trustee on behalf of each Participant the Elective Deferrals elected by the Participant. A Participant's Elective Deferrals for a Plan Year shall be paid to the Trustee no later than the 15th business day following the end of the month in which the Elective Deferral was withheld from such Participant's paycheck.

3.3      ANNUAL DOLLAR LIMITATION.

         (a) A Participant's Elective Deferrals for a calendar year, when considered together with the amount of salary reduction election by the Participant under any other plan meeting the requirement of Section 401(k) of the Code, may not exceed the amount permitted under Section 402(g) of the Code.

         (b) Once a Participant's Elective Deferrals reach the limitation described in Subparagraph 3.3(a), all subsequent deferrals will be suspended for the remainder of the calendar year. Elective Deferrals will automatically resume on the following January 1. Unless the Participant elects to change the Elective Deferral percent according to Paragraph 3.1, Elective Deferrals will resume at the rate in effect on the suspension date.

         (c) If a Participant notifies the Administrator on or before March 1 after the close of a calendar year that the Participant's total Elective Deferrals (within the meaning of Section 402(g)(3) of the Code) for such calendar year exceed the limitation of Subparagraph 3.3(a), the Administrator shall direct that such excess Elective Deferrals, plus any income and minus any loss allocable thereto for the calendar year, be distributed no later than the April 15 following notification to the Administrator. A Participant is deemed to notify the Administrator of Elective Deferrals in Excess of the limitation in Subparagraph 3.3(a) that arise by taking into account those Elective Deferrals made to the Plan or to any other plan of the

                  Company or an Affiliated Company that is intended to meet the requirements of Section 401(k) of the Code.

         (d) For purposes of Subparagraph 3.3(c), gain or loss allocable to excess Elective Deferrals shall be computed under the method used by the Plan to allocate gains and losses.

3.4 ACTUAL DEFERRAL PERCENTAGE TEST. The Plan shall comply with the requirements of Section 401(k)(3) of the Code and the regulations thereunder, including Treas. Reg. 1.401(k)-1(b), including the prior Plan Year testing methodology, which provisions are incorporated herein by this reference. To the extent permitted by regulations, matching contributions described in Paragraph 4.1 and nonelective contributions described in Paragraph 4.4 may, at the discretion of the Administrator, be deemed Elective Deferrals for purposes of this Paragraph 3.4. The requirements of Section 401(k)(3) of the Code shall be applied separately with respect to Participants in the Beaver Valley Bargaining Unit and the Indian Orchard Bargaining Unit, except where applying the requirements of such Section to Participants in both Unions shall result in both Unions satisfying the aforesaid requirements.

3.5      RETURN OF ELECTIVE DEFERRALS TO PARTICIPANTS.

         (a) If the Administrator determines pursuant to Paragraph 3.4, that a Participant is not eligible to defer any or all amounts elected under Paragraph 3.1, the Administrator may elect, in its discretion, to pursue any of the following steps or any combination of them:

                  (i) the Administrator may authorize a suspension or reduction of Elective Deferrals made under Paragraph
                           3.1 by authorizing a suspension or reduction of deferrals above a specific dollar amount or percent of Annual Earnings; or

                  (ii) the Administrator may reduce the Elective Deferrals of Highly Compensated Employees to the percent necessary to meet the requirements of Paragraph 3.4. The reduction will be accomplished by reducing the Elective Deferrals of Highly Compensated Employees in order of their actual deferral percentages, as defined in regulations, beginning with the Participants having the highest percentage until the requirement of Paragraph 3.4 is met.

         (b) If, after the end of each Plan Year beginning on January 1, 1997 and thereafter, the Administrator determines that the Elective Deferrals made on behalf of the Highly Compensated Employees are in excess of the amounts permitted under Section 3.4, the Administrator shall determine the aggregate dollar amount that needs to be refunded in order to comply with the requirements of Section 3.4 and refund such aggregate dollar amount to the affected Participants. Such refunds shall be accomplished by allocating the aggregate dollar amount among the affected Highly Compensated Employees and refunding the applicable dollar amount of Elective Deferrals to such Highly Compensated Employees, beginning with the Highly Compensated Employee(s) having the highest dollar amount of Elective Deferrals and continuing to allocate and refund the excess contributions from the highest dollar amount of Elective Deferrals until such aggregate dollar amount has been refunded.

         The Plan will not fail to satisfy the nondiscrimination requirements of
         Section 401(k) of the Code merely because the Plan fails to satisfy the requirements prescribed in Section 3.4 after the excess contributions have been refunded.

         The Administrator shall return Elective Deferrals to the extent necessary to comply with the requirements of Section 3.4. Such return of "excess contributions" shall be made in the same manner as described in Section 3.5(a) or (b) above and in accordance with the applicable requirements of Section 401(k) of the Code and regulations thereunder. The amounts reduced (or refunded), together with gain or loss allocable thereto for the Plan

         Year, will be paid to affected Participants within 2-1/2 months if at all possible, following the end of the Plan Year in which such contributions were made and in no event later than the end of the following Plan Year.

         (c) Gain or loss, for purposes of Subparagraph 3.5(a) or (b) allocated to excess contributions shall be computed under the method used by the Plan to allocate gains and losses.

         (d) Amounts distributable under Subparagraph 3.5(a) or (b) will be reduced by excess deferrals previously distributed because the limit under Paragraph 3.3 was exceeded.

         (e) This Paragraph 3.5 will be applied after taking into account any reduction in, or repayment, of Elective Deferrals under Paragraphs 3.3 and 4.5.

3.6 TREATMENT OF CERTAIN FAMILY PARTICIPANTS. For Plan Years on and after January 1, 1997 the family aggregation rules of Code Section 414(q)(6) shall not apply to the limitations set forth in Paragraph 3.4, except with respect to the identification of five-percent owners pursuant to Code Section 414(q).

                                    SECTION 4
                              COMPANY CONTRIBUTION


4.1 COMPANY CONTRIBUTION. Subject to the provisions of Paragraphs 4.2 and 4.3, for each pay period, the Company shall pay to the Trustee a contribution on behalf of each Participant: (a) who is covered by the Beaver Valley Bargaining Unit an amount that is equal to 200 percent of the Participant's Elective Deferrals for the pay period which do not exceed three percent of the Participant's Annual Earnings for the pay period; or (b) who is covered by the Indian Orchard Bargaining Unit an amount that is equal to 50 percent of the Participant's Elective Deferrals for the pay period which do not exceed eight percent of the Participant's Annual Earnings for the pay period. These contributions shall be made no later than 30 days following the date on which the related Elective Deferrals are made.

4.2 PARTICIPANTS EXCLUDED FROM CONTRIBUTION. The Company contribution described in Paragraph 4.1 shall not be made on behalf of a Participant described in one or more of the following subparagraphs:

         (a)      a Participant who is an officer of the Company; or

         (b) a Participant whose Annual Earnings exceed $150,000 (as indexed pursuant to Section 401(a)(17) of the Code).

4.3 ACTUAL CONTRIBUTION PERCENTAGE TEST. The Plan shall comply with the requirements of Section 401(m)(2) and Section 401(m)(9) of the Code, and the regulations thereunder, including Treas. Reg. Section 1.401(m)-l(b) and Treas. Reg. Section 1.401(m)-2, including the prior Plan Year testing methodology, which provisions are incorporated herein by this reference. To the extent permitted by regulations, Elective Deferrals described in Paragraph 3.1 and nonelective contributions described in Paragraph 4.6 may, at the discretion of the Administrator, be taken into account in satisfying this Paragraph

         4.3. The requirements of Section 401(m)(2) and Section 401(m)(9) of the Code shall be applied separately with respect to Participants in the Beaver Valley Bargaining Unit and the Indian Orchard Bargaining Unit, except where applying the requirements of such Sections to Participants in both Unions shall result in both Unions satisfying the aforesaid requirements.

4.4      DISTRIBUTION OF EXCESS CONTRIBUTIONS.

         (a) If the Administrator determines, in its discretion, that the allocation of Company contributions pursuant to Paragraph 4.1 to Participants' Accounts for a Plan Year does not meet a requirement of Paragraph 4.3, the Administrator may reduce the allocation of such Company contributions to the Accounts of certain Participants who are Highly Compensated Employees to the extent necessary to meet that requirement. Effective for Plan Years beginning on or after January 1, 1997, such reduction shall be accomplished by reducing the amount of the affected Participants' contributions, beginning with the Participant having the highest dollar amount of contribution allocations until the requirements set forth in Section 4.3 above are met. For Plan Years prior to January 1, 1997, the reduction will be accomplished by reducing allocations to the Accounts of Participants who are Highly Compensated Employees in order of their Actual Contribution Percents, beginning with the Participant having the highest percent until a requirement of Paragraph 4.3 is met. The reduced amounts, adjusted by gain or loss allocable thereto for the Plan Year, will be returned to affected Participants within 2-1/2 months, if at all possible, following the end of the Plan Year in which such contributions were made and in no event later than the end of the following Plan Year.

         (b) Gain or loss, for purposes of Subparagraph 4.4(a), allocated to excess aggregate contributions shall be computed under the method used by the Plan to allocate gains and losses.

4.5      SECTION 415 LIMITATIONS.

         (a) In addition to other limitations set forth in the Plan and notwithstanding any other provisions of the Plan, "annual additions" made to this Plan (and all other defined contribution plans required to be aggregated with the Plan under the provisions of Section 415 of the Code) shall not exceed an amount in excess of the limit set forth in such section of the Code. For purposes of calculating such limit under Section 415 of the Code, the "limitation year" shall be the calendar year. The "annual addition" with respect to a Participant for any limitation year shall be the sum of the following allocated to his or her Account for such year:

                  (i)      Company contributions; plus

                  (ii)     Elective Deferrals; plus

                  (iii) any amount applied from the suspense account (described in subparagraph (b)(iv) of this Section 4.5); plus

                  (iv) any amount considered an annual addition under any other defined contribution plan maintained by the Company; plus

                  (v) excess contributions and excess aggregate contributions as defined in Sections 401(k)(8)(B) and 401(m)(6)(B) of the Code, respectively; plus

                  (vi) excess deferrals, as defined in Section 402(g) of the Code, to the extent such deferrals have not been returned to the affected Participant by the April 15 following the limitation year in which such excess deferral was made; plus

                  (vii) amounts described in Sections 415(l)(1) and 419A(d)(2) of the Code.

         (b) If the limitations described in Section 415(c) of the Code are exceeded for a

                  Participant for a limitation year, the excess will be eliminated as follows:

                  (i) provisions of any other defined contribution plans established by the Company or an Affiliated Company which have caused the limits to be exceeded will be applied; provided, however, that if such other Plan is described in Section 401(k) of the Code, the provisions of the Plan in which the Participant is active as of the last day of the limitation year shall be applied before the provisions of the Plan in which the Participant is inactive;

                  (ii) amounts attributable to after tax contributions made by the Participant to the Plan (or any other plan maintained by the Company or any Affiliated Company) shall be paid to the Participant;

                  (iii) amounts attributable to Elective Deferrals made by a Participant to the Plan (or any other plan maintained by the Company or an Affiliated Company) shall be paid to the Participant;

                  (iv) the excess, if any, will be held unallocated in a suspense account. The suspense account will be applied to reduce contributions for remaining Participants in the limitation year, and each succeeding limitation year, if necessary. If a suspense account is in existence at any time during the limitation year pursuant to this subparagraph, it will not participate in the allocation of the investment gains and losses; and

                  (v) for Plan Years beginning prior to January 1, 2000, if the limitations described in Section 415(e) of the Code are exceeded for a Participant for a limitation year beginning before January 1, 2000, the excess will be eliminated by applying the provisions of the defined benefit plan in which the Participant participates.

4.6      NONELECTIVE CONTRIBUTIONS.

         (a) The Administrator, in its sole discretion, may make a nonelective contribution to the Accounts of certain Participants who are not highly compensated to the extent necessary to satisfy the requirement of Paragraph 3.4 of the Plan, or to assist the Plan or any other plan of the Company or any Affiliated Company to satisfy the requirements of
                  Section 410(b) of the Code.

         (b) A contribution under this Paragraph 4.6 shall be allocated to eligible Participants in the ratio that the Earnings of each such Participant for the Plan Year bears to the total Earnings of all such Participants for the Plan Year.

4.7 CONTRIBUTIONS CONDITIONED ON TAX DEDUCTIBILITY. All Elective Deferrals and Company contributions shall be conditioned upon their deductibility by the Company for federal income tax purposes; provided, however, that no contributions shall be returned to the Company, except as provided in Section 4.8.

4.8 RETURN OF CONTRIBUTIONS. Notwithstanding any other provision of this Plan, an Elective Deferral or Company contribution upon request by the Company may be returned to the Company if:

         (a)      the contribution was made by reason of a mistake of fact; or

         (b) the contribution was conditioned upon its deductibility for income tax purposes and the deduction was disallowed.

         Such contribution shall be returned to the Company within one year of the mistaken payment of the contribution or the disallowance of such deduction, as the case may be.

         The amount which may be returned to the Company is the excess of the amount contributed over the amount that would have been contributed had there not occurred the circumstances causing the excess. Earnings attributable to the excess contribution may not be returned to the Company, but losses thereto shall reduce the amount to be returned. Furthermore, if the withdrawal of the amount attributable to the excess contribution would cause the balance of the Account of any Participant to be reduced to less than the balance which would have been in the Account had the excess amount not been contributed, then the amount to be returned to the Company shall be limited to avoid such reduction. In the event any Elective Deferrals are returned to a Company pursuant to this Section 4.8, the Company shall directly reimburse affected Participants for the amounts so returned.

4.9 PAYMENT OF EXPENSES. In addition to its contributions, the Company may elect to pay the administrative expenses of the Plan and fees and retainers of the Plan's Trustees, consultants, administrators, recordkeepers, auditors, counsel, and other advisors or service providers so long as the Plan or trust fund remains in effect. If the Company does not elect to pay all or part of such expenses, the Trustee may pay these expenses and charge the payment thereof against the trust fund for the Plan Year in which the expenses were incurred.

                                    SECTION 5
                      INVESTMENT OF PARTICIPANTS' ACCOUNTS


5.1 PARTICIPANTS' ACCOUNTS. The Administrator shall establish and maintain a separate Account in the name of each Participant. Separate records shall be maintained with respect to the portion of a Participant's Account attributable to Elective Deferrals under Section 3 and earnings thereupon, and the portion of a Participant's Account attributable to Company contributions under Section 4 and earnings thereupon. Participants' Accounts shall also contain amounts transferred to the Plan under Section 13 and earnings thereon.

5.2 INVESTMENT OF ELECTIVE DEFERRALS. Upon receipt of a Participant's Elective Deferrals, or transferred funds pursuant to Section 13 attributable to employee before-tax contributions and earnings thereon, the Trustee shall invest such Elective Deferrals among the following investment alternatives, in the proportion indicated by the Participant in his or her investment directions provided to the Administrator:

         (a)      in the NOVA Stock Fund, but not after the Splitoff Effective
                  Date;

         (b) in the NOVA Chemicals Stock Fund, but only after the Splitoff Effective Date;

         (c) in the TransCanada Stock Fund, but only in connection with the exchange of shares in the NOVA Stock Fund as of the Splitoff Effective Date; and

         (d) other investment alternatives as may be specified by the Committee from time to time, subject to the following rules:

                  (i) investment is authorized in any collective investment fund, including common and group trust funds that consist exclusively of assets of pension and profit sharing trusts and individual retirement trust accounts qualified and tax exempt under the Code. The assets so invested shall be subject to the provisions of the instruments (as they may be amended) establishing and governing such funds, which are incorporated herein and made a part of the Plan; and

                  (ii) investment in securities shall be limited to those readily tradable on an established market and to the extent authorized by the Committee.

         The Administrator may, in its sole discretion, eliminate one or more investment funds, offer additional investment funds, or alter the underlying investments of one or more funds from time to time. Participants shall be notified of any change in investment funds prior to the effective date of such changes.

         It is intended that the Plan constitute an ERISA Section 404(c) plan and that as such the Plan fiduciaries may be relieved of liability for losses which are the result of a Participant's or former Participant's investment instructions. As such, the Administrator shall make available to Participants and former Participants pertinent investment information outlined in ERISA Section 404(c).

5.3 CHANGE IN INVESTMENT OPTIONS. A Participant's directions as to the initial investment of his or her Elective Deferrals and, if applicable, the Company's contributions shall be provided in such manner as is prescribed by the Administrator. Such directions shall remain in effect until new directions are provided to the Administrator by the Participant. A Participant may change the direction as to his existing Account or his future Elective Deferrals or, if applicable, Company contributions at any time by providing notice in such manner as may be prescribed by the Administrator. Any change of investment directions shall be effective, as soon as administratively practicable, with respect to Elective Deferrals and, if applicable, Company contributions paid to the Trustee for pay periods beginning after the notice is received by the Administrator.

5.4      INVESTMENT OF COMPANY CONTRIBUTIONS.

         (a) All contributions by the Company pursuant to Paragraph 4.1 to the Accounts of Participants who are covered by the Beaver Valley Bargaining Unit shall at all times be invested in the NOVA Stock Fund or NOVA Chemicals Stock Fund. Contributions under Paragraph 4.1 for such Participants made in cash and cash dividends paid on shares in the NOVA Stock Fund that are attributable to Company contributions shall be applied to purchase shares of NOVA Corporation or NOVA Chemical Corporation common stock.

         (b) All contributions by the Company pursuant to Paragraph 4.1 to the Accounts of Participants who are covered by the Indian Orchard Bargaining Unit shall be invested in the proportions indicated by the Participant in his or her investment directions provided to the Administrator among the investment alternatives provided pursuant to Section 5.2.

5.5 VOTING OF NOVA CORPORATION STOCK, NOVA CHEMICALS CORPORATION STOCK AND TRANSCANADA PIPELINES LIMITED STOCK.

         (a) The Trustee shall vote whole shares of the common stock in NOVA and, after the Splitoff Effective Date, the common stock of each of NOVA Chemicals and TransCanada PipeLines Limited credited to each Participant's Account in accordance with such Participants' written instructions. Fractional shares of the common stock of each of NOVA Corporation, TransCanada PipeLines Limited and NOVA Chemicals, whichever shall apply, shall be aggregated into whole shares of stock for each such corporation and voted by the Trustee, to the nearest whole vote, in the same proportion as shares are to be voted by the Trustee pursuant to Participants' written instructions. In the absence of voting instructions by one or more Participants, the Trustee shall vote uninstructed shares, to the nearest whole vote, in the same proportion as are shares to be voted by the Trustee pursuant to Participants' written instructions. The Trustee shall vote unallocated shares to the nearest whole vote in the same proportion as allocated shares are to be voted by the Trustee pursuant to Participants' written instructions.

         (b) The Trustee shall exercise rights other than voting rights attributable to whole shares of NOVA Corporation common stock and, after the Splitoff Effective Date, whole shares of NOVA Corporation and TransCanada PipeLines Limited common stock, whichever shall apply, credited to each Participant's Account in accordance with such Participants' written instructions. Rights attributable to fractional shares of the common stock of each of NOVA Corporation, NOVA Chemicals Corporation or TransCanada PipeLines Limited, whichever shall apply (which for this purpose shall be aggregated into whole shares of stock for each such corporation) shall be exercised by the Trustee in the same proportion as rights which are exercised by the Trustee pursuant to Participants' written instructions. In the absence of instructions by one or more Participants, the Trustee shall exercise uninstructed rights in the same proportion as rights which are to be exercised by the Trustee pursuant to Participants' written instructions. The Trustee shall exercise rights attributable to unallocated shares in the same proportion as rights attributable to allocated shares which are to be exercised by the Trustee pursuant to Participants' written instructions.

         (c) The Trustee shall notify the Participants of each occasion for the exercise of voting rights and rights other than voting rights within a reasonable time before such rights are to be exercised. This notification shall include all the information that NOVA Corporation, NOVA Chemicals Corporation or TransCanada PipeLines Limited, as applicable, distributes to shareholders regarding the exercise of such rights.

5.6 TITLE OF INVESTMENTS. All investments will be held in the name of the Trustee or its nominees.

5.7      ALLOCATION OF TRUST EARNINGS AND VALUATION OF TRUST INVESTMENTS.

         (a) All dividends or other distributions attributable to shares of the common stock of NOVA Corporation or, after the Splitoff Effective Date, the common stock of NOVA Chemicals Corporation and TransCanada PipeLines Limited shall be allocated to the Participant whose Account is credited with such shares.

         (b) All income attributable to investments other than the common stock of NOVA Corporation and after the Splitoff Effective Date, the common stock of NOVA Chemicals Corporation and TransCanada PipeLines Limited shall be allocated to the Participant's Account in the ratio that each Participant's investment balance bears to such account balance of all such Participants. For the purpose of determining such allocation, the investments shall be valued at fair market value.

5.8 INVESTMENT ADVISORY FEES. The investment advisory fees, if any, incurred for management of any of the investment funds are charged to each respective fund.

5.9 VALUATION OF FUNDS. Each investment fund shall be valued by the Trustee as of each Valuation Date. The Accounts of all Participants and former Participants shall be adjusted as of each Valuation Date to reflect the effects of income, realized and unrealized gains and losses, and expenses applicable to the fund or funds where such Accounts are invested.

                                    SECTION 6
             WITHDRAWALS DURING EMPLOYMENT DUE TO FINANCIAL HARDSHIP


6.1 APPLICATION FOR WITHDRAWAL DUE TO FINANCIAL HARDSHIP. A Participant covered by the Beaver Valley Bargaining Unit, other than a former member awaiting a distribution, may at any time request the Participant's Elective Deferrals (but not the earnings thereon) be paid to the Participant due to financial hardship. The request must be made to the Administrator at such time and in such manner prescribed by the Administrator and shall include such documentation and/or written explanation requested by the Administrator. This Section 6 does not apply to any Participant covered by the Indian Orchard Bargaining Unit.

6.2 BASIS FOR HARDSHIP WITHDRAWAL. The Administrator shall authorize a withdrawal on account of financial hardship only upon making a written determination that the hardship withdrawal does not exceed the amount which may include applicable tax liabilities of the immediate and heavy financial need of the Participant and that the withdrawal is based on the need for funds under one or more of the five following circumstances:

         (a)      The payment of unreimbursable medical expenses described in
                  Section 213(d) of the Code previously incurred by the Employee, the Employee's spouse, or any dependents of the Employee (as defined in Section 152 of the Code) or necessary for these persons to obtain medical care;

         (b) The payment of all or a portion of the purchase price (excluding mortgage payments) of a principal residence of the Participant;

         (c) The payment of tuition and related educational expenses for the next 12 months, semester or quarter of post-secondary education for the Participant, his or her spouse, children or dependents, as defined in Code Section 152;

         (d) The need to prevent the eviction of the Participant from his or her principal residence or foreclosure on the mortgage of the Participant's principal residence; and

         (e) The need to satisfy a judgment of a federal, state or local court against the Participant (such withdrawal will be permitted only if a written determination is made that such withdrawal is necessary in light of immediate and heavy financial need of the Participant).

6.3      PAYMENT OF HARDSHIP WITHDRAWAL.

         (a) A hardship withdrawal shall be paid in a single payment to the Participant within 60 days following the Administrator's favorable determination.

         (b) A hardship withdrawal shall not cause a termination of participation in the Plan.

6.4 CONDITION TO RECEIPT OF HARDSHIP WITHDRAWAL. As a condition to receiving the withdrawal:

         (a) The Participant must have obtained all distributions and all nontaxable loans available as of the date of the hardship withdrawal under this Plan and any other employee benefit plan maintained by the Company and any Affiliated Company;

         (b) The Participant's contributions to any other defined contribution or defined benefit employee pension benefit plan maintained by the Company and any Affiliated Company are to be suspended for a period of 12 months (6 months for hardship withdrawals made on and after January 1, 2002) after the Participant's receipt of the hardship distribution;

         (c) The Participant may not make Elective Deferrals during the remainder of the Participant's taxable year;

         (d)      The Participant's maximum Elective Deferrals permitted under
                  Section 402(g) to the Company's Plan (and any Affiliated Company's plans) for the taxable year following the taxable year in which the hardship withdrawal was made is reduced by the amount of Elective Deferrals made during the taxable year in which the hardship withdrawal occurred;

         (e)      The hardship withdrawal shall be paid in cash; and

         (f) The hardship withdrawal shall not be used as an "eligible rollover distribution" as defined in Code Section 402(c)(4).

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                                    SECTION 7
                 PAYMENTS ON TERMINATION OF COMPANY EMPLOYMENT,
                            DIVORCE OR OTHER REASONS

7.1      TERMINATION OF EMPLOYMENT.

         (a) Each Participant shall be fully vested at all times in all items in the Participant's Account, whether the same be derived from Elective Deferrals, transferred amounts, Company contributions, or earnings thereon.

                  Subject to the further provisions of this Section 7, a Participant's Account shall be distributed in one lump sum payment. Payment of a Participant's Account shall be made in cash unless he or she (or his or her beneficiary) elects to have all or a portion of his or her Account that is invested in the NOVA Stock Fund and, after the Splitoff Effective Date, the TransCanada Stock Fund and the NOVA Chemicals Stock Fund, whichever shall apply, distributed in whole shares of stock. Fractional shares shall be paid in cash.

         (b) Upon the election of the Participant, the Participant's Account shall be distributed to the Participant as soon as practicable after the Valuation Date which coincides with or next follows the event which gave rise to the distribution. Notwithstanding anything in the Plan to the contrary, payment of the Account of a Participant shall be subject to the following:

                  (i) the Participant may not withdraw any funds from the Participant's Account between the date the Participant terminates and the date of final distribution of the Participant's Account;

                  (ii) notwithstanding anything to the contrary in this Paragraph 7.1 and subject to the provisions of Paragraph 7.7, a Participant's Account shall be distributed no later than age 65 or, if later, 12 months following termination;

                  (iii) in the case of the Participant's death prior to final distribution, the Participant's Account shall be distributed in accordance with Paragraph 7.2 of the Plan; and

                  (iv) the distribution of any Account, the value of which exceeds $5,000 ($3,500 for Plan Years beginning before January 1, 1998), shall require the written consent of the Participant if the distribution is scheduled to occur prior to the date the Participant attains age 65.

         (c) The amount of any distribution shall be determined by the amount in the Participant's or former Participant's Account as of the Valuation Date coinciding with or immediately preceding the distribution.

         (d) Notwithstanding anything to the contrary in this Paragraph 7.1, all items in the Account of a Participant who has terminated membership, and whose Account balance is $5,000 or less ($3,500 or less for Plan Years beginning before January 1, 1998), shall be distributed within 12 months following the Participant's termination unless the Participant elects an earlier distribution date.

7.2      DEATH.

         (a) If a Participant dies, or a former Participant dies while awaiting receipt of a distribution pursuant to Paragraph 7.1, and it is established to the Plan's satisfaction that the consent required under Subparagraph 7.2(c), either has been obtained or was not obtainable, all items in the Participant's or former Participant's Account shall be paid to the beneficiary or beneficiaries most recently designated by the Participant or former Participant in such manner as prescribed by the Administrator. Such payment shall be made no later than 90 days following the close of the Plan Year in which the Plan receives certification of the Participant's death. If no such designation shall have been made, or if all designated beneficiaries should die before the Participant or former Participant, payment shall be made to the Participant's or former Participant's estate.

         (b) Except as provided in Subparagraph 7.2(c), if a Participant or former Participant is survived by a legal spouse, all items in the Participant's or former Participant's Account shall be paid to the Participant's legal spouse.

         (c) If a Participant or former Participant is survived by a legal spouse, all items in a Participant's or former Participant's Account shall be paid to the beneficiary or beneficiaries most recently designated by the Participant or former Participant in such manner as prescribed by the Administrator; provided,
                  (i) the surviving spouse of the Participant or former Participant has irrevocably consented in writing to the designation of the specific beneficiary or beneficiaries, which designation may not be changed without spousal consent (or the spouse expressly permits designations by the Participant or former Participant without any further spousal consent), such consent acknowledged the effect of the election and such consent was witnessed by a notary public, or (ii) it is established to the Plan's satisfaction that the consent required by Subparagraph 7.2(c)(i), could not be obtained because the surviving spouse could not be located or because of such other circumstances as the Secretary of the Treasury may by regulation prescribe. Any consent necessary under this paragraph shall be effective only with respect to such spouse, or, in the event it is established that the consent may not be obtained, such designated spouse. A revocation of a prior designation may be made by a Participant without the consent of the spouse at any time prior to the Participant's death. A consent that permits designation by the member or former Participant without any requirement for further consent by the spouse must acknowledge that the spouse has the right to limit consent to a specific beneficiary and that the spouse voluntarily elects to relinquish such right.

7.3 DIVORCE. To the extent specified in a Qualified Domestic Relations Order, as defined in

         Section 414(p) of the Code, distributions from a Participant's Account may be made to an "alternate payee," as defined in Section 414(p) of the Code, prior to the Participant's termination of membership under Subparagraph 7.1(a). Distributions under this paragraph shall be made at the time set forth in the Qualified Domestic Relations Order, or, if such order provides, at the time elected by the alternate payee.

         An "alternate payee" shall not, in any case, be eligible to designate a beneficiary of his or her interest in a Participant's Account. In any case in which the "alternate payee" dies before a total distribution from the Participant's Account is made, no heirs or other beneficiaries of the "alternate payee" shall receive benefits from the Plan as a beneficiary of the "alternate payee" and such undistributed amounts shall, instead, be restored to the Participant's Account.

         Notwithstanding anything to the contrary contained herein, all payments under Qualified Domestic Relations Orders must be made as soon as administratively feasible following the determination of the qualified status of the order. Any domestic relations order under which payment cannot be made as set forth in the preceding sentence is considered to provide for a type or form of benefit not provided in the Plan and will not be recognized as a qualified domestic relations order.

7.4 DIRECT ROLLOVERS. If any Plan distribution is an "eligible rollover distribution" as defined in Section 402 of the Code, a Participant (or surviving spouse) may elect at the time and in the manner prescribed by the Administrator, to directly rollover such distribution to one or more of the following: a retirement plan qualified under Section 401(a) of the Code, an individual retirement annuity described in Section 408(b) of the Code, or an individual retirement account described under
         Section 408(a) of the Code, or any other program deemed to be an eligible retirement plan under Section 402. Notwithstanding the foregoing, an "eligible rollover distribution" does not include: any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the distributee or the joint lives or (joint life expectancies) of the distributee and the distributee's designated beneficiary, or for a specified period of ten years or more; any distribution to the extent such distribution is required under Code Section 401(a)(9); and for distributions after December 31, 1998, any hardship distributions made under Code Section 401(k)(2)(B)(i)(IV).

         For purposes of this Paragraph 7.4, the direct rollover rights of the Participant shall also apply to the spouse or former spouse of the Participant if such person is an "alternate payee" of the Participant as defined in Code Section 414(p).

         The Administrator shall prescribe the procedures by which an eligible rollover distribution can be made. In any event, such procedures shall be adopted in accordance with Code Sections 401(a)(3) and 402(c) (as amended by the Unemployment Compensation Amendments of 1992) and the applicable regulations prescribed thereunder.

7.5 NOTICE. With respect to a Participant whose account exceeds $5,000 ($3,500 before January 1, 1998), the Administrator shall provide the notice required by Section 1.411(a)-11(c) of Income Tax Regulations no less than 30 days and no more than 90 days before the Participant's date of distribution; provided, however, that such distribution may commence less than 30 days after the required notice is given if:

         (a) the Participant is informed of the Participant's right to a period of at least 30 days after receiving the notice to consider distribution options; and

         (b) the Participant, after receiving the notice, affirmatively elects a distribution.

         Notwithstanding the foregoing, a Participant may elect to waive the requirement that the aforementioned written explanation be provided at least 30 days before the annuity starting date, provided that spousal consent to such distribution has been obtained and the distribution commences within seven days after provision of the written explanation.

7.6 DISTRIBUTIONS. Notwithstanding anything in the Plan to the contrary, distribution of a former Participant's Account shall be made, no later than the first day of April following the calendar year in which such Participant attains age 70 1/2, except that if the Participant is not a 5% owner the required beginning date of distribution shall be the first day of April of the calendar year following the year in which the Participant retires, if that is later. Notwithstanding the foregoing, if the Participant becomes a 5% owner after attaining age 70 1/2 then his or her required beginning date of distribution shall be no later than the last day of the year in which the Participant becomes a 5% owner. In any event, distributions hereunder shall be made only if required by, and in accordance with Section 401(a)(9) of the Code, including the incidental death benefit requirements of such Section, and regulations thereunder, including Treasury Regulation 1.401(a)(9)-2. Such regulations and applicable rulings or announcements, are hereby incorporated by reference. The provisions of Section 401(a)(9) of the Code override any distribution options under the Plan if inconsistent with the requirements of such Section.

7.7 DISTRIBUTION OF BENEFITS. The distribution of benefits under this Plan to a Participant who has elected to receive such benefits shall be made not later than the 60th day after the latest of the close of the plan year in which (a) the Participant attains age 65 or such earlier normal retirement age as may be specified in this Plan; (b) there occurs the tenth anniversary of the year in which the Participant commenced membership in this Plan; or (c) the Participant's service with the Company is terminated.

7.8 MISSING PERSONS. If the Administrator shall be unable, within a reasonable time after any amount becomes due and payable from the Plan to a Participant, former Participant or beneficiary, to make payment because the identity or whereabouts of such person cannot be ascertained despite reasonable efforts to do so, the Administrator may mail a notice by registered mail to the last known address of such person outlining the action to be taken. Unless such person makes written reply to the Administrator within 60 days from the mailing of such notice, the Administrator may direct that such amount and all further benefits with respect to such person shall be forfeited and all liability for the payment thereof shall terminate. Any benefits forfeited shall be applied to reduce future Company contributions to the Plan. However, in the event of the subsequent reappearance of the

         Participant, former Participant or beneficiary prior to termination of the Plan, the benefit which was forfeited (but not any earnings attributable to such forfeiture) shall be reinstated in full.

         Reinstatement of any benefit forfeited under this Section 7.8 shall be made by the Company with an additional contribution to the Plan.

7.9 PAYMENTS TO MINORS AND INCOMPETENTS. If any Participant, former Participant, or beneficiary entitled to receive any benefits hereunder is a minor or is deemed by the Administrator or is adjudged to be legally incapable of giving valid receipt and discharge for such benefits, they will be paid to such person or institution as the Administrator may designate or to the duly appointed guardian. Such payment shall, to the extent made, be deemed a complete discharge of any liability for such payment under the Plan.

                                    SECTION 8
                        PLAN OPERATION AND ADMINISTRATION


8.1      COMPANY. The Company shall have the following powers and duties:

         (a) PLAN. The adoption, amendment and termination of the Plan and appointment of certain fiduciaries to carry out the operation and administration of the Plan shall be the responsibility of the Company.

         (b) COMMITTEE. The Board may appoint a Committee and delegate to it such powers and duties as the Company deems appropriate.

         (c) TRUSTEE. The Company shall have the power to appoint and remove the Trustee (or co-Trustee) and to enter into, amend, and terminate the Trust Agreement, subject to the terms thereof.

         (d) CONTRIBUTION. The Company shall determine the amount of Employer contributions.

8.2      ADMINISTRATOR.

         (a) GENERAL POWERS. The Administrator shall be charged with the operation and administration of the Plan (other than the custody and management of Plan assets) in accordance with its terms and shall have all the powers necessary to carry out the provisions of the Plan, subject to the limitations and conditions hereof.

         (b) SPECIFIC POWERS. The Administrator shall have such powers and duties as are necessary to give effect to the purpose and intent of this Plan, including without limitations, the following specific powers and duties:

                  (i) to make and enforce such rules and regulations as deemed necessary or proper for the efficient administration of the Plan;

                  (ii) to interpret the Plan and to decide any and all matters arising hereunder, including the right to interpret ambiguities, inconsistencies, or omissions;

                  (iii) to determine all questions related to participation in the Plan and the payment of benefits thereunder, including questions with regard to Employment and matters of a factual nature such as date of birth and marital status, all such determinations shall be made in the sole and absolute discretion of the Administrator;

                  (iv) to compute the amount of benefits payable to any Participant, beneficiary, or spouse;

                  (v) to prescribe procedures to be followed by Participants, beneficiaries, and spouses filing applications for benefits;

                  (vi) to prepare and distribute to Participants information explaining the Plan, as well as all items required under ERISA to be disclosed to Participants and their beneficiaries, or spouses;

                  (vii) to authorize disbursements from the Trust Fund;

                  (viii) to request, receive, and review from the Trustee written accountings, and such other information as it may request, in accordance with the Trust Agreement;

                  (ix) to prepare and file with the U.S. Department of Labor, the Internal Revenue Service or any other agency as may be required by law, all reports, documents, or other information as may be required by law to be so filed; and

                  (x) to direct the Trustee to enter into a contract or contracts with an insurance company or companies to provide for the payment of the benefits provided under the Plan, if desired.

         (c) RECORDS AND PROCEDURES. The Administrator shall establish operating procedures and shall keep a record of its actions, as well as such books of account, records or other data necessary for the administration of the Plan as may be required by ERISA, the Code, or other applicable law.

         (d) AGENTS AND COUNSEL. The Administrator may engage agents to assist it in its duties and may consult with and fully rely upon counsel (who may be counsel for the Company), accountants, consultants, specialists, and other persons as may be deemed necessary or desirable.

         (e) AUTHORITY TO ACT. The Administrator may appoint one or more of its Employees, officers or agents to sign on its behalf any of its instructions, directions or notifications to the Trustee, accountant, or other interested parties who may conclusively rely thereon and upon the information contained therein.

         (f) DELEGATION OF POWERS. The Administrator may delegate to its appointed assistants, representatives or agents, including the Committee, such powers, functions, duties, or responsibilities as are deemed appropriate.

         (g) BONDING. Except as otherwise required by ERISA, no bond or other security shall be required of the Administrator.

         (h) ADMINISTRATOR'S DISCRETION. It is intended that, in administering the Plan and interpreting its provisions (including making factual determinations), the Administrator has the broadest possible discretion and the findings and determinations of the Administrator be final, conclusive and binding on all Participants, Employees, beneficiaries, spouses or any one else claiming benefits under the Plan. In furtherance of the foregoing, the Administrator shall have sole and absolute discretion and authority to determine all questions regarding an Employee's eligibility to participate in the Plan, as well as the Employee's eligibility for benefits, and the amount of benefits; to make any corrections or adjustments to arithmetical or accounting errors; to approve and enforce all loans; to factually determine the amount and manner of allocation and distribution of benefits; to determine whether a domestic relations order constitutes a qualified domestic relations order within the meaning of Code
                  Section 414(p); and to correct any defects and reconcile any inconsistencies in carrying out the intention and purpose of the Plan.

8.3      COMMITTEE.

         (a) The Committee shall be a committee of not less than three members who shall be appointed by the Board (the number of members being determined by the Board) and may include individuals who are not Participants in the Plan. Each member appointed by the Board shall signify his acceptance in writing.

         (b) The Board may remove or replace any member, at any time in its sole discretion, and any member may resign by delivering a written resignation to the Board, which resignation shall become effective at its delivery or at any later date specified therein.

         (c) The Committee shall hold meetings upon such notice and at such times and places as its members may from time to time deem appropriate, and may adopt from time to time such bylaws and regulations for the conduct and transaction of its business and affairs consistent with the terms of the Plan and the delegation of duties and powers by the Board. A majority of its members at the relevant time shall constitute a quorum for the transaction of business. All action taken by the

                  Committee shall be by vote of the majority of its members present at such meeting, except that the Committee also may act without a meeting by a written consent signed by a majority of its members. A member may be a director of an Employer, or officer of an Affiliated Company, or may be an Employee, but no member shall vote or act in connection with an action of the Committee relating exclusively to himself or herself.

         (d) The Committee may allocate among its members such specific responsibilities, obligations, powers or duties as shall be deemed appropriate.

         (e) A member of the Committee who is a full-time Employee shall not be entitled to receive any compensation for services rendered. Other members of the Committee shall receive compensation for services rendered and reimbursement for reasonable expenses solely as determined by the Board.

         (f) A member of the Committee shall be indemnified by the Company against any and all liabilities arising by reason of any act or failure to act made in good faith pursuant to the provisions of the Plan, including expenses reasonably incurred in the defense of any claim relating thereto, except as otherwise provided by law or resulting from gross negligence or willful misconduct.

         (g) Except as otherwise required by ERISA, no bond or other security shall be required of any member of the Committee.



8.4      INFORMATION FROM PARTICIPANTS.

         (a) Each Participant, beneficiary, or spouse shall be required to furnish the Administrator, in the form prescribed by it, such personal data, affidavits, authorizations to obtain information, and other information as the Administrator may deem necessary and appropriate for the proper operation and administration of the Plan.

         (b) Misstatements of age and misrepresentations of fact by a Participant, beneficiary, or spouse, to the extent that they affect his participation or benefits hereunder shall be corrected in accordance with the rules of the Administrator. In no event shall the Employer, Administrator, or Trustee have any obligation to provide such a Participant, beneficiary, or spouse with benefits in excess of those which would have been provided under the Plan if there had been no such misstatement or misrepresentation.

8.5 CLAIMS FOR BENEFITS. Applications for benefits must be made in such manner as prescribed by the Administrator. The Administrator shall have full and exclusive discretion and final authority to determine eligibility for benefits and to construe the terms of the Plan in acting upon an initial application for benefits or an appeal of a denial of an application for benefits. Each application shall be acted upon and approved or disapproved within 90 days following its receipt by the Administrator. In the event special circumstances require an extension of time for reviewing the initial application for benefits, the Administrator shall make a determination as soon as practicable but no later than 180 days following receipt of the application. If any application for benefits is denied, in whole or in part, the Administrator shall notify the applicant in writing of such denial and of the applicant's right to a review by the Administrator and shall set forth in a manner calculated to be understood by the applicant, specified reasons for such denial, specific references to pertinent Plan provisions on which the denial is based, a description of any additional material or information necessary for the applicant to perfect the application, an explanation of why such material or information is necessary, and an explanation of the Plan's review procedure.

         Any person, or a duly authorized representative thereof, whose application for benefits is denied in whole or in part, may appeal from such denial to the Administrator for a review of the decision by submitting to the Administrator within 60 days after receiving notice of denial, a written statement:

         (a) requesting a review of the application for benefits by the Administrator;

         (b) setting forth all of the grounds upon which the request for review is based and any facts in support thereof; and

         (c) setting forth any issues or comments which the applicant deems relevant to the application.

         The Administrator shall act upon each such appeal application within 60 days after the later of receipt of the applicant's request for review by the Administrator or receipt of any additional materials reasonably requested by the Administrator from such applicant. In the event special circumstances require an extension of time for reviewing the appeal, the Administrator shall make a determination as soon as practicable but no later than 120 days following receipt of the appeal.

         The Administrator shall make a full and fair review of each such application and any written materials submitted by the applicant or the Company in connection therewith and may require the Company or the applicant to submit within 30 days of written notice by the Administrator therefor, such additional facts, documents, or other evidence as the Administrator, in its sole discretion, deems necessary or advisable in making such a review. The Administrator shall have full and exclusive discretion in making an independent determination of the applicant's eligibility for benefits under the Plan and shall have full and exclusive discretion to construe the terms of the Plan in making its review. The decision of the Administrator on any application for benefits shall be final and conclusive upon all persons.

         If the Administrator denies an application in whole or in part, the Administrator shall given written notice of its decision to the applicant setting forth in a manner calculated to be understood by the applicant the specific reasons for such denial and specific references to the pertinent Plan provisions on which the Administrator's decision was based.

8.6 FINALITY OF ACTION. Any and all determinations, actions, or decisions of the Administrator and Committee with respect to the administration of the Plan shall, to the extent not inconsistent with the Plan's claim procedures, be final and conclusive and binding upon all parties having an interest in the Plan.

8.7 EXPENSES. The expenses necessary to the Administration and operation of the Plan including but not limited to Trustee's fees, administrative charges of investment managers, fees for legal counsel, accountants, consultants, specialists and other persons and services which are appropriate and helpful in carrying out the purposes for which the Plan is established and maintained, shall be paid out of the Trust, to the extent not paid by the Company or the Employer.

                                    SECTION 9
                              FIDUCIARY PROVISIONS


9.1 NAMED FIDUCIARIES. The Administrator shall be the named fiduciary with respect to the administration and operation of the Plan, and the Trustee shall be the named fiduciary with respect to the investment and management of the Trust fund. The Company may designate any other person as a named fiduciary by an appropriate instrument in writing signed by the Company, delivered to the designated named fiduciary and acknowledged and accepted by the designated named fiduciary in writing. Any such designation may be amended or modified by written agreement between the parties and may be revoked by either party by written notice delivered to the other party.

9.2 RESPONSIBILITY OF FIDUCIARY. Each fiduciary shall have only those specific powers, duties, and responsibilities specified under the Plan and Trust Agreement, or as otherwise specifically allocated or delegated under the Plan. The Plan and Trust Agreement are intended to allocate to each fiduciary the individual responsibilities assigned to him, her or it, and no such responsibilities shall be shared by two (2) or more fiduciaries unless such sharing shall be provided by a specific provision of the Plan or Trust Agreement.

9.3      ALLOCATION AND DELEGATION OF FIDUCIARY DUTIES.

         (a) The Company may allocate among named fiduciaries duties or responsibilities with respect to the Plan and Trust, provided such allocation satisfies the requirements of Section 9.3(b) below. A named fiduciary may delegate to any person such responsibilities, duties, functions or powers he, she or it has with respect to the Plan or Trust, provided such delegation satisfies the requirements of Section 9.3(b) below.

         (b)      Any allocation or delegation under this Section 9.3:

                  (i) shall be signed by the Company or named fiduciary and delivered to and accepted by the allocatee or delegatee;

                  (ii) shall specify the powers, duties, functions and responsibilities therein allocated or delegated;

                  (iii) shall contain such provisions as the Company or named fiduciary deems appropriate;

                  (iv) may be amended from time to time by written agreement of the parties thereto; and

                  (v) may be revoked in whole or in part at any time by written notice of either party to the other.

9.4 MULTIFIDUCIARY STATUS. Any person may serve in one or more fiduciary capacities with respect to the Plan.

9.5      IMMUNITIES.

         (a)      Except as otherwise provided by Section 9.5(b) below:

                  (i) no fiduciary shall be personally liable upon any contract, agreement, or other instrument made or executed by him, her or it on his, her or its behalf in the administration of the Plan and Trust;

                  (ii) no fiduciary shall be liable for the neglect, omission, or wrongdoing of another fiduciary, nor shall any fiduciary be required to make inquiry into the propriety of any action taken by another fiduciary;

                  (iii) no fiduciary shall be responsible for or have the duty to discharge any duty, function, power, or responsibility which is specifically assigned to another fiduciary or fiduciaries by the terms of the Plan and Trust Agreement or is delegated or allocated exclusively to another fiduciary or fiduciaries pursuant to the Plan and Trust Agreement; and

                  (iv) the Company, an Employer, the Board, the officers and Employees of an Employer or the Company, the Administrator, the Committee and its members, any fiduciary (excluding the Trustee), and any person to whom is delegated or allocated (or is assigned by the Plan and Trust Agreement) any duty with respect to the Plan and Trust (excluding the Trustee), may rely upon and shall be fully protected in acting upon the advice of counsel, who may be counsel for an Employer, upon the opinion, valuation, report, or determination of auditors, or upon any certificate, statement, or other representation made by an Employee, Participant, Trustee, spouse, beneficiary, or other interested party concerning any fact required to be determined under the provisions of this Plan.

         (b) Notwithstanding any other provision of the Plan and Trust Agreement, no provision of the Plan and Trust Agreement shall be construed to relieve (or have the effect of relieving) any fiduciary from any responsibility or duty imposed on such fiduciary by ERISA or other applicable law except as permitted by ERISA.

                                   SECTION 10
                      AMENDMENT AND TERMINATION OF THE PLAN


10.1     AMENDMENT.

         (a) The Plan may be amended by the Company at any time and from time to time by an instrument in writing executed by the Board and delivered to the Committee and Trustee.

         (b)      No amendment shall:

                  (i) increase the duties or liabilities of the Trustee without the Trustee's consent;

                  (ii) provide for the use of the Trust Fund or assets held under the Plan other than for the benefit of Participants, beneficiaries, or spouses, except as otherwise permitted under applicable law;

                  (iii) reduce a Participant's benefit, except as otherwise permitted under applicable law by Sections 4.5 and 4.8;

                  (iv) reduce a Participant's vesting percentage determined as of the later of the date such amendment is effective or adopted; or

                  (v)      revise the vesting schedule unless:

                           (A) each Participant's vesting percentage under such amendment is not less at any time than the vesting percentage determined without regard to such amendment, or

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                           (B)      each Participant who has completed three or
                                    more years of service (whether or not
                                    consecutive) is permitted to make an
                                    election to have his vesting percentage
                                    determined without respect to such
                                    amendment; such an election shall be
                                    irrevocable and shall be made within the period beginning with the date on which such amendment is adopted and ending no later than the latest of the following:

                                    (1)      60 days after the day such
                                             amendment is adopted;

                                    (2)      60 days after the date such
                                             amendment becomes effective; or

                                    (3)      60 days after the day the
                                             Participant is issued written
                                             notice of the amendment.

10.2 TERMINATION. The Company expressly reserves the right to terminate the Plan at any time by an instrument in writing executed by the Board and delivered to the Committee and Trustee.

10.3 VALUATION OF ASSETS. In determining the value of the Accounts of the Participants or former Participants as of the date of the termination of the Plan, the assets of the trust fund shall be valued by the Trustee at fair market value as of the close of business on the termination date. The Accounts of the Participants and former Participants shall be adjusted in the manner provided in Section 5.

10.4 DISTRIBUTION OF ASSETS. If the Plan is terminated, the Trustee, at the direction of the Company shall continue to maintain the trust fund, as permitted by applicable law, until all assets remaining in the trust fund after payment of any expenses properly chargeable to the trust fund are distributed to Participants, former Participants or their beneficiaries. Such distribution shall be equal to the value of the Accounts of the Participants as of the

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         date of the termination of the Plan adjusted for any earnings and expenses of the Trust fund and Plan between such date and the date of distribution. Payment will be made in cash or in kind, or partly in cash and partly in kind, in such manner as the Administrator shall determine and as may be required by applicable law. The Administrator's determination shall be final and binding on all persons.




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                                   SECTION 11
                            MISCELLANEOUS PROVISIONS

11.1 HEADINGS. The headings of the Plan have been inserted for convenience of reference only and are not to be deemed controlling in any constructions of the provisions herein (other than with respect to defined terms).

11.2 PLAN VOLUNTARY. Although it is intended that the Plan be continued and that contributions shall be made as herein provided, this Plan is entirely voluntary on the part of the Company.

11.3 PLAN NOT CONTRACT OF EMPLOYMENT. The existence of the Plan shall not create any contract of employment between the Employer and its Employees, whether Participants hereunder or not. The right of the Employer to take corrective, disciplinary or other action with respect to its Employees, including terminating their respective employment at any time, shall not be affected by any provision of this Plan, and the Employer will not be deemed responsible to provide employment for any reason, at any time.

11.4 VESTED RIGHT. No person shall have any rights under the Plan except to the extent that such rights may accrue to him as provided under the Plan.

11.5 SEVERABILITY. If any provision of the Plan shall be invalid, such provision shall be fully severable, and the remainder of the Plan and the application thereof shall not be affected thereby.

11.6 GENERAL UNDERTAKING. All parties to this Plan and any persons claiming any interest whatsoever hereunder shall perform all and any acts that may be necessary for carrying out its terms. This Plan and the acts and decisions of the parties hereto, shall be binding upon the heirs, executors, administrators, successors, and assignees of any party hereto or any persons claiming any benefit hereunder.

11.7 SPENDTHRIFT. Benefits and interests under this Plan shall not be anticipated; assigned (in law or in equity); alienated; subjected to attachment, garnishment, levy, execution, or other legal or equitable process; or be otherwise subject to the claim of creditors, except under the terms of a "qualified domestic relation order" as this term is defined by Code Section 414(p) and subsequent Regulations thereunder, in repayment of a Plan loan under the terms of Section 12, or as otherwise permitted by Code Section 401(a)(13)(C).

11.8 NUMBER AND GENDER. Any use of the singular shall be interpreted to include the plural, and the plural the singular. Any use of the masculine, feminine or neuter shall be interpreted to include the masculine, feminine and neuter, as the context shall require.

11.9 GOVERNING LAW. To the extent not preempted by federal law, the provisions of the Plan shall be construed, regulated and administered under the laws of the Commonwealth of Pennsylvania.

11.10 MERGER, CONSOLIDATION, AND TRANSFER OF ASSETS. Before this Plan can be merged or consolidated with any other plan, or its assets or liabilities transferred to another plan, each Participant in the Plan must be entitled to receive a benefit immediately after the merger, transfer, or consolidation (as if the Plan had then terminated) which is equal to or greater than the benefit he would have been entitled to receive immediately before the merger, consolidation or transfer (as if the Plan had then terminated).

11.11 TRANSFER OF ASSETS TO OR RECEIPT OF ASSETS FROM QUALIFIED PLANS. Subject to the requirements of Section 11.10, the Administrator may direct the Trustee to accept funds transferred from other funds which satisfy the applicable requirements of the Code relating to qualified plans and trusts and may direct the Trustee to transfer funds to other qualified plans or trusts. Any assets transferred shall be accomplished by written instructions from the Employer, Trustee, custodian or person holding or having control over the assets, setting forth the Participants for whose benefit such assets are being transferred and showing separately the respective contributions by the Employer and

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         Participants and the current value of the assets attributable to such contributions.

11.12 INTERPRETATION OF THE PLAN. It is the intent of the Company that this Plan qualify under Code 401(a) and Code Section 501 and meet all applicable requirements of ERISA. Accordingly, the Plan and Trust Agreement shall be construed and interpreted in such manner as to give effect to this intent and shall be administered at all times and in all respects in a nondiscriminatory manner.

11.13 SATISFACTION OF CLAIMS. Any payment to any Participant, beneficiary, or spouse, in accordance with the terms of the Plan, shall, to the extent thereof, be in full satisfaction of all claims hereunder, whether they be against the Employer, the Company, the Committee, the Administrator, or the Trustee, any of whom may require the Participant, beneficiary, or spouse (or legal representative) as a condition precedent to such payment, to execute a release and receipt therefore. The foregoing, however, shall not preclude a Participant from exercising his rights with respect to claims procedure.

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                                   SECTION 12
                              LOANS TO PARTICIPANTS


12.1 GENERAL. An active Participant may borrow from his or her Account in accordance with the terms and conditions set forth in Section 12 and such additional rules, consistent with such terms and conditions, which the Administrator may establish from time to time. Amounts transferred to the Plan at the inception of the Plan and associated loans that were transferred to the Plan from any ARCO Chemical Company Plan as part of the acquisition of the Beaver Valley facility are subject to all limits and rules of this Section 12.

12.2 ELIGIBILITY. To be eligible to apply for and receive a loan, the Participant must be in receipt of regular Annual Earnings. The loan shall be irrevocable upon the earlier of:

         (a)      endorsement of the check representing the loan proceeds; or

         (b)      expiration of ten days from issuance of such check.

12.3 LOAN AMOUNT. An Eligible Employee will be eligible for a loan from his or her Account in an amount not in excess of the lesser of (a) $50,000 reduced by the Participant's highest outstanding loan balance from the Plan during the preceding 12-month period; and (b) 50% of the value of his or her Account as of the date on which the loan is approved.

12.4     RULES RELATING TO LOANS.

         (a)      A loan must be in cash and in an amount not less than $1,000.

         (b) Loans may be applied for as of any date with prior notice as the Administrator may approve according to uniform and nondiscriminatory rules it may adopt.

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         (c)      An application for a loan by a Participant shall be made in accordance with administrative procedures adopted by the Administrator, which may include the Plan's telephone voice response system or written application to the Administrator, or its delegate, whose action thereon shall be final.

         (d) Repayment of a loan shall be made based on level amortization of the loan amount and shall be made no less frequently than bi-weekly over the term of the loan. The Participant shall authorize the Company to deduct from his or her pay the level amount sufficient to accomplish the repayment.

         (e) The period of repayment for any loan shall be arrived at by mutual agreement between the Administrator, or its delegate, and the Company, but subject to a maximum repayment period of five years.

         (f) Each loan shall be made against the collateral assignment of the Company's right, title and interest in the portion of his or her Account against which the loans is taken, evidenced by such Participant's collateral promissory note for the amount of the loan, including interest, payable to the order of the Plan.

         (g) Each loan shall bear a reasonable rate of interest, which shall be established and communicated by the Committee. The Committee shall review the rate of interest to determine if it is consistent with a rate of return commensurate with prevailing interest rates charged on similar commercial loans by persons in the business of lending money.

         (h) In the event a loan repayment is not made or is not paid at maturity, or in the event of a Participant's bankruptcy or impending bankruptcy, insolvency or impending insolvency, the loan shall be deemed to be in default and the Administrator, or its delegate, shall give written notice of such default to such Participant to his or her last known address. If the default is not cured within a reasonable period of time

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                  from the date of such notice as determined by the
                  Administrator, according to uniform and nondiscriminatory rules it may adopt and set forth in the notice, the Participant's Account shall be reduced by the amount of the unpaid balance of the loan, together with the interest thereon, and the Participant's indebtedness shall thereupon be discharged. This reduction shall occur as soon as the Participant could have received a distribution of the portion of the Account balance so reduced under applicable law, disregarding the provisions of (j) below.

         (i) Upon termination or retirement, no distribution shall be made to any Participant or former Participant or to a beneficiary of any such Participant or former Participant unless and until all unpaid loans, including accrued interest thereon, have been liquidated; provided, however, if any unpaid balance is due on a loan of such Participant or former Participant at the time of such distribution which has not been satisfied through collection or liquidation of his or her Account, the Plan shall distribute to such Participant or former Participant or beneficiary the collateral promissory note evidencing the loan, and his or her Account, reduced by the unpaid balance of the loan, including accrued interest thereon, shall be distributed.

         (j) All loans shall be debited to a Participant's Account first from his or her Elective Deferrals and last from his or her Account attributable to eligible rollover distributions within the meaning of Section 402(c)(4) of the Code.

         (k) Subject to the provisions of paragraph (j) above, all loans shall be debited to the investment of a Participant's Account as such Account is invested in the funds under the Plan in the amount(s) authorized by the Participant. A loan shall be debited on a pro rata basis from the funds in which his or her Account is then invested.

         (l) Upon receipt of a loan repayment and associated interest, the Trustee shall deposit such repayment in accordance with the Participant's investment designation at the

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                  time of the repayment. The Trustee shall also credit such
                  repayment to the Participant's Accounts in the same proportion as they were charged with the loan.

         (m) The Administrator shall make loans available hereunder on a reasonably equivalent basis. The Administrator shall apply objective criteria in a uniform and nondiscriminatory manner to determine whether a loan application should be approved.

         (n) A Participant may not have more than one loan outstanding at any time.

         (o) Any Participant who, within the same Plan Year applies for a loan, repays the loan in full and applies for a subsequent loan(s) within the same Plan Year will be charged a fee of $50.

         (p) The Administrator may adopt such other rules and regulations relating to loans as it may deem appropriate.

         (q) Notwithstanding the foregoing provisions of this Section 12.4 to the contrary, loan repayments may be suspended in accordance with Code Section 414(u)(4).

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                                   SECTION 13
                           TRANSFERS FROM OTHER PLANS


13.1 TRANSFERS FROM OTHER QUALIFIED PLANS. An Employee who has had distributed to the Employee all or a portion of his or her taxable interest in a plan meeting the requirements of Section 401(a) of the Code (the "Other Plan") may, in accordance with procedures approved by the Committee, transfer in cash or investments approved by the Plan Administrator all or a portion of the taxable distribution received from the Other Plan to the Plan, provided the following conditions are met:

         (a) the transfer occurs on or before the 60th day after the Participant receives the distribution from the Other Plan;

         (b) the distribution from the Other Plan qualifies as an eligible rollover distribution within the meaning of Section 402(c)(4) of the Code; and

         (c) the amount transferred does not exceed the maximum amount which may be rolled over in accordance with Section 402(c)(2) of the Code.

13.2 TRANSFERS FROM INDIVIDUAL RETIREMENT ACCOUNTS. An Employee who receives a distribution from an individual retirement account described in
         Section 408(a) of the Code or an individual retirement annuity described in Section 408(b) of the Code which constitutes the entire amount of such account or annuity (including earnings thereon), and no portion of which is attributable to any source other than a lump sum distribution from a qualified plan described in Paragraph 13.1, may, in accordance with procedures approved by the Committee, transfer in cash all or a portion of such distribution to the Plan, within 60 days after receiving the distribution.

13.3 PARTICIPATION. Notwithstanding anything in the Plan to the contrary, an Employee who transfers funds to the Plan pursuant to Paragraph 13.1 or 13.2, shall, upon such transfer,

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         become a Participant of the Plan except that the right to make Elective
         Deferrals or receive Company contributions will remain subject to Paragraph 2.1.

13.4 ADMINISTRATION. The Administrator shall develop such procedures, including procedures for obtaining information from an Employee desiring to make such a transfer, as it deems necessary or desirable to enable it to determine that the proposed transfer will meet the requirements of this section. Upon approval by the Committee, the amount transferred shall be deposited with the Trustee.

IN WITNESS WHEREOF, the Company has caused this instrument to be executed by its officers thereunto duly authorized, as of this 22nd day of February, 2002.

                                      NOVA CHEMICALS INC.

                                      Michael F. Lee
                                      Vice President

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                                 AMENDMENT NO. 1
                           TO THE NOVA CHEMICALS INC.
                            CAPITAL ACCUMULATION PLAN


         The NOVA Chemicals Inc. Capital Accumulation Plan (the "Plan") is hereby amended, effective October 1, 2002, or such other dates as described below in the following particulars:

         1. The first sentence of Section 1.1 is amended to read as follows in its entirety:

                  1.1 ACCOUNT means a separate account maintained by the Trustee for each Participant consisting of (a) one subaccount to which is allocated the Participant's Elective Deferrals and, if applicable, any Catch-up Contributions as adjusted for earnings and withdrawals, and realized and unrealized gains and losses attributable thereto; and (b) a second subaccount to which is allocated the Company's contributions as adjusted for earnings and withdrawals, and realized and unrealized gains and losses attributable thereto.

         2.       Section 1.4 is amended to read as follows in its entirety:

                  1.4 ANNUAL EARNINGS means the amount of base salary or wages, excluding overtime, incentive payments, commissions, bonuses, any payments or contributions by an Employer from or to the Plan, whether cash or otherwise, severance pay, and all other compensation paid in a form other than cash which an Employer does not consider to be salary, expressed in United States currency, paid by an Employer, to an Employee in any Plan Year while a Participant. Effective for Plan Years beginning after December 31, 1997, Annual Earnings shall also include Elective Deferrals under Code Section 402(g)(3), including but not limited to, deferred income contributions under this Plan, salary reduction contributions under the Company's Flexible Benefits Program, effective January 1, 1997 any salary reduction deferrals to a transit reimbursement program that are not includable in the gross income of the Employee by reason of Code Section 132(f)(4) and effective on and after July 1, 2002 any Catch-up Contributions. The maximum annual amount that will be recognized as Annual Earnings is the amount adjusted for cost of living increases as permitted under Code
                           Section 401(a)(17) and regulations thereunder.

         3. A new Section entitled "Catch-Up Contributions" is added as subsection

1.7 and all the subsequent subsections of Section I are appropriately renumbered.

                  1.7 CATCH-UP CONTRIBUTIONS means contributions paid to the Trustee by the Company at the election of a Participant who will have attained age 50 on or before the last day of any calendar year and which are not reclassified as an Elective Deferral pursuant to Section 1.12 for the Plan Year. Effective as soon as administratively practicable after July 1, 2002, such an eligible Participant may elect (or be deemed to have elected) to make a Catch-up Contribution to be withheld from his or her Compensation in lieu of receiving such amount as current Compensation. Such amount shall be nonforfeitable when made. Catch-up Contributions shall be made in accordance with, and subject to the limitations of Code Section 414(v). Catch-up Contributions shall not be taken into account for purposes of complying with the required limitations of Code Section 402(g) and 415(c). This Plan shall not be treated as failing to satisfy the provisions of Code Sections 401(k)(3), 401(k)(11), 401(k)(12), 410(b), or 416, as applicable, by reason of the making of such Catch-up Contributions.

         4.       Subsection 1.12 is amended to read as follows in its entirety:

                  1.12 ELECTIVE DEFERRALS means reductions pursuant to a Salary Reduction Agreement, in whole percentages from one percent (1%) through one hundred percent (100%) of a Participant's Annual Earnings, which amounts are transferred by the Company to the Trustee of the Plan.

                           Notwithstanding the foregoing to the contrary, in no event may a Participant's actual contribution or deferral to the Plan be in an amount greater than such Participant's Annual Earnings less any withholding which is required by law or otherwise authorized by or applied to such Participant; such withholdings include, but are not limited to FICA, FUTA, Federal income tax, state income tax, payment of health and other welfare insurance premiums, contributions to certain plans or programs that are exempt from tax under Code Sections 125 and 132(f), contributions to another retirement plan of the Company, repayment of Plan loans, and any other attachment, garnishment or lien against the Participant's Annual Earnings.

                           No amount that was designated or treated at the time of deferral or contribution as a Catch-up Contribution, or originally treated as an Elective Deferral but subsequently recharacterized, as a Catch-up Contribution shall be treated as an Elective Deferral. If a

                           Participant's Elective Deferrals for a Plan Year are less than both the dollar limitation of Code Section 402(g) and the percentage limitation of Plan section 1.12, then all or part of the Participant's Catch-up Contribution shall be reclassified as an Elective Deferral to the extent of the unused dollar limitation or percentage limitation, whichever limit applies first.


         5.       Section 1.26 is amended to read as follows in its entirety:

                  1.26 SALARY REDUCTION AGREEMENT means an agreement entered into between the Participant and the Company or an Employer, and by which the Participant agrees to accept a reduction in Annual Earnings from the Company or an Employer equal to any whole percentage, per payroll period, for Elective Deferrals, plus the amount of any Catch-up Contributions. Such amount shall not exceed one hundred percent (100%), of the Participant's Annual Earnings (less any withholding which is required by law or otherwise authorized by or applied to such Participant as described in Plan section 1.13). This agreement shall apply to each payroll period during the period it is in effect in which the Participant receives Annual Earnings. In consideration of such agreement, the Company or an Employer will transfer to the Participant's Elective Deferral subaccount the amount of the Elective Deferral and, if applicable, the Catch-up Contribution amount, at the time that regular salary payments are made to its Employees.

         6. The first paragraph of Section 3.1 is amended to read as follows in its entirety:

                  3.1 PARTICIPANTS' ELECTIONS. Each Participant who is an Employee may enter into a Salary Reduction Agreement with the Company providing for withholding of Elective Deferrals from each of the Participant's regular paychecks at a rate of one percent (1%) to one hundred percent (100%) of the Participant's Annual Earnings (less any withholding which is required by law or otherwise authorized by or applied to such Participant as described in Plan section 1.13), in whole percentages. Effective on and after July 1, 2002, each eligible Participant who is an Employee may enter into a Salary Reduction Agreement with the Company providing for withholding of Catch-up Contributions from each of the Participant's regular paychecks in accordance with Code Section 414(v). A Salary Reduction Agreement shall remain in effect until changed by the Participant.

         7.       Section 3.2 is amended to read as follows:

                  The Company shall pay to the Trustee on behalf of each Participant the Elective Deferrals and Catch-up Contributions elected by the Participant. A Participant's Elective Deferrals and Catch-up Contributions for a Plan Year shall be paid to the Trustee no later than the 15th business day following the end of the month in which the elective Deferral or Catch-up Contribution was withheld from such Participant's paycheck.

         8. The first paragraph of Subsection 3.5(b) is amended to read as follows in its entirety:

                  (2) (b) If, after the end of each Plan Year beginning on January 1, 1997 and thereafter, the Administrator determines that the Elective Deferrals made on behalf of the Highly Compensated Employees are in excess of the amounts permitted under Section 3.4, the Administrator shall determine the aggregate dollar amount that needs to be refunded in order to comply with the requirements of Section 3.4. If such affected Participant is eligible to make a Catch-up Contribution, then such excess amounts shall be recharacterized as Catch-up Contributions pursuant to and to the extent permitted under Section 414(v) of the Code, and to the extent not so recharacterized, such aggregate dollar amount shall be refunded to the affected Participants. Such refunds shall be accomplished by allocating the aggregate dollar amount among the affected Highly Compensated Employees and refunding the applicable dollar amount of Elective Deferrals to such Highly Compensated Employees, beginning with the Highly Compensated Employee(s) having the highest dollar amount of Elective Deferrals and continuing to allocate and refund the excess contributions from the highest dollar amount of Elective Deferrals until such aggregate dollar amount has been refunded.

         9. Subsection 3.5(e) is amended to add the following clause to the end thereof:

                           "and any recharacterization under Subsection 3.5(b) above."

         10. The second sentence of Section 5.1 is amended to read as follows in its entirety:

                  Separate records shall be maintained with respect to the portions of a Participant's Account attributable to Elective Contributions and Catch-up Contributions, if any, and earnings thereupon, and the portion of a Participant's Account attributable to Company contributions under Section 4 and earnings thereupon.

         11. Sections 5.2 and 5.3 are amended by substituting the phrase "Elective Deferrals and any Catch-up Contributions" for the words "Elective Deferrals" each time those words appear.

         12. Effective on and after January 1, 2002 Subsection 6.4(d) is deleted.

         13. The first paragraph of Subsection 7.1(a) is amended to read as follows in its entirety:

                  (a) Each Participant shall be fully vested at all times in all items in the Participant's Account, whether the same be derived from Elective Deferrals, Catch-up Contributions, transferred amounts, Company contributions, or earnings thereon.

         14. The first paragraph of Section 7.4 is amended to read as follows in its entirety:

                  7.4 DIRECT ROLLOVERS. If any Plan distribution is an "eligible rollover distribution" as defined in
                           Section 402 of the Code, a Participant (or surviving spouse) may elect at the time and in the manner prescribed by the Administrator, to directly rollover such distribution to one or more of the following: a retirement plan qualified under Code Section 401(a), an individual retirement annuity described in Code
                           Section 408(b), an individual retirement account described under Code Section 408(a), an annuity plan as described under Code Section 403(b), effective on and after January 1, 2002 a plan described in Code
                           Section 457(b) maintained by a state, political subdivision of a state, or any agency or instrumentality of a state or political subdivision of a state, or any other program deemed to be an eligible retirement plan under Section 402. Notwithstanding the foregoing, an "eligible rollover distribution" does not include: any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the distributee or the joint lives or (joint life expectancies) of the distributee and the distributee's designated beneficiary, or for a specified period of ten years or more; any distribution to the extent such distribution is required under Code Section 401(a)(9); for distributions after December 31, 1998, any hardship distributions made under Code Section 401(k)(2)(B)(i)(IV); and any hardship distribution made on or after December 31, 2001.

         15. The first full paragraph of Section 8.5 of the Plan is revised to read as follows in its entirety:

                  8.5 CLAIMS FOR BENEFITS. Applications for benefits must be made in such manner as prescribed by the Administrator. Each application shall be acted upon and approved or disapproved by [the human resources department, an authorized representative of the Company] within 90 days following its receipt. In the event special circumstances require an extension of time for reviewing the initial application for benefits, the [an authorized representative of the Company] shall furnish written notice of the extension prior to the end of the initial 90 day period, which notice shall identify the special circumstances requiring the extension of time and identify the date by which a determination is expected, however, under no circumstances shall a determination be later than 180 days following receipt of the application. If an application for benefits is denied, in whole or in part, the authorized representative of the Company shall notify the applicant in writing of such denial and of the applicant's right to a review by the Administrator and shall set forth in a manner calculated to be understood by the applicant, the specified reasons for such denial, specific references to pertinent Plan provisions on which the denial is based, a description of any additional material or information necessary for the applicant to perfect the application, an explanation of why such material or information is necessary, an explanation of the Plan's review procedure and a statement of the claimant's right to bring a civil action under ERISA
                           Section 502(a).

         16. The third full paragraph of Section 8.5 of the Plan is revised to read as follows in its entirety:

                           The Administrator shall act upon each such appeal application within 60 days after receipt of the applicant's request for review by the Administrator. In the event special circumstances require an extension of time for reviewing the appeal application, the Administrator shall furnish written notice of the extension prior to the end of the initial 60 day period, which notice shall identify the special circumstances requiring the extension of time and identify the date by which a determination is expected, however under no circumstances shall a determination be later than 180 days following receipt of the appeal application.


         17. Section 13.2 of the Plan is amended in its entirety to read as follows:

                  13.2 TRANSFERS FROM OTHER QUALIFIED PLANS. Effective on and after



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                           July 1, 2002, the Plan may accept Participant
                           rollover contributions, as described in Section 13.1 from: a qualified plan as described in Code Sections 401(a) or 403(b); a plan described in Code Section 457(b) which is maintained by a state, political subdivision of a state, or any agency or instrumentality of a state or political subdivision of a state; an individual retirement account as described in Code Section 408(a); or an individual retirement annuity described in Code Section 408(b). Any such rollover must constitute the entire amount of such account or annuity that would otherwise be includible in the Participant's gross income, including the earnings thereon, and no portion of such amount may be attributable to any source other than a lump sum distribution and must exclude any after-tax contributions. Moreover, an Employee may, in accordance with procedures approved by the Committee, transfer in cash all or a portion of such rollover distribution to the Plan within 60 days after receiving the distribution.

         18. Section 13.3 of the Plan is amended in its entirety to read as follows:

                  13.3 PARTICIPATION. Notwithstanding anything in the Plan to the contrary, an Employee who transfers funds to the Plan pursuant to Paragraph 13.1 or 13.2, shall, upon such transfer, become a Participant of the Plan except that the right to make Elective Deferrals, Catch-up Contributions or receive Company contributions will remain subject to Paragraph 2.1.

         IN WITNESS WHEREOF, the undersigned officers of the Corporation have executed this Amendment No. 1 on the 1st day of October, 2002, effective as of the date and year noted above.


         NOVA CHEMICALS INC.


         By: Marilyn Horner
         Its: Vice President of People Services

         By: Shelia O'Brien
         Its: Director





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